Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2025 RESULTS

●	First quarter comparable store sales growth of 3.6%
●	$755 million net cash provided by operating activities in first quarter 2025

Springfield, MO, April 23, 2025 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue for its first quarter ended March 31, 2025.

1st Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “We are pleased to report a solid start to 2025, highlighted by a 3.6% comparable store sales increase, which was at the high end of our expectations for the quarter.  Our comparable store sales increase was comprised of solid growth in both professional and DIY, which grew mid-single digit and low-single digit, respectively, in the first quarter.  We are confident in the strength of the fundamental demand drivers in our business, and our Team’s strong execution continues to generate share gains.  I would like to express my appreciation to each of our over 93,000 Team Members for their hard work and unwavering dedication to our business and customers.”

Mr. Beckham concluded, “We are maintaining our full-year comparable store sales guidance range of 2.0% to 4.0% and have not changed the key assumptions behind this guidance range from our original guidance.  The changing tariff landscape brings with it a high degree of uncertainty, and the fluid nature of the implementation of tariff adjustments makes it difficult for us to predict the impact to our business and our customers.  What we know for certain is that our Team remains absolutely dedicated to providing the highest levels of customer service and best-in-class parts availability, regardless of external market conditions.  We also continue to be optimistic about our growth opportunities and are pressing forward with our store and distribution expansion plans with 38 net, new store openings in the first quarter.  Our unrelenting daily commitment to excellent customer service is the key to our past and future success, and we believe it will fuel the growth we have planned for 2025.”

Sales for the first quarter ended March 31, 2025, increased $161 million, or 4%, to $4.14 billion from $3.98 billion for the same period one year ago.  Gross profit for the first quarter increased 4% to $2.12 billion (or 51.3% of sales) from $2.03 billion (or 51.2% of sales) for the same period one year ago.  Selling, general and administrative expenses for the first quarter increased 8% to $1.38 billion (or 33.4% of sales) from $1.28 billion (or 32.2% of sales) for the same period one year ago.  Operating income for the first quarter decreased 1% to $741 million (or 17.9% of sales) from $752 million (or 18.9% of sales) for the same period one year ago.

Net income for the first quarter ended March 31, 2025, decreased $9 million, or 2%, to $538 million (or 13.0% of sales) from $547 million (or 13.8% of sales) for the same period one year ago.  Diluted earnings per common share for the first quarter increased 2% to $9.35 on 58 million shares versus $9.20 on 59 million shares for the same period one year ago.

1st Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day for the three months ended March 31, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 3.6% for the first quarter ended March 31, 2025, on top of 3.4% for the same period one year ago.

Share Repurchase Program

During the first quarter ended March 31, 2025, the Company repurchased 0.4 million shares of its common stock, at an average price per share of $1,297.15, for a total investment of $559 million.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $5.6 million for the three months ended March 31, 2025.  Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.1 million shares of its common stock, at an average price per share of $1,378.80, for a total investment of $122 million.  The Company has repurchased a total of 96.5 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $268.65, for a total aggregate investment of $25.94 billion.  As of the date of this release, the Company had approximately $1.81 billion remaining under its current share repurchase authorization.

Updated Full-Year 2025 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2025 financial data:

For the Year Ending
December 31, 2025
Net, new store openings	200 to 210
Comparable store sales	2.0% to 4.0%
Total revenue	$17.4 billion to $17.7 billion
Gross profit as a percentage of sales	51.2% to 51.7%
Operating income as a percentage of sales	19.2% to 19.7%
Effective income tax rate	22.4%
Diluted earnings per share (1)	$42.90 to $43.40
Net cash provided by operating activities	$2.8 billion to $3.2 billion
Capital expenditures	$1.2 billion to $1.3 billion
Free cash flow (2)	$1.6 billion to $1.9 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2025
Net cash provided by operating activities		$2,810	to	$3,220
Less:	Capital expenditures	1,200	to	1,300
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,600	to	$1,900

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, April 24, 2025, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 256299.  A replay of the conference call will be available on the Company’s website through Thursday, April 23, 2026.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of March 31, 2025, the Company operated 6,416 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” “guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2024, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2025	March 31, 2024	December 31, 2024
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$191,248	$89,264	$130,245
Accounts receivable, net	392,168	437,821	356,839
Amounts receivable from suppliers	129,921	139,267	139,091
Inventory	5,172,436	4,805,164	5,095,804
Other current assets	143,694	128,181	117,916
Total current assets	6,029,467	5,599,697	5,839,895

Property and equipment, at cost	9,450,387	8,555,556	9,192,254
Less: accumulated depreciation and amortization	3,684,666	3,360,351	3,587,098
Net property and equipment	5,765,721	5,195,205	5,605,156

Operating lease, right-of-use assets	2,374,177	2,227,783	2,324,638
Goodwill	933,130	1,009,857	930,161
Other assets, net	191,380	180,512	193,891
Total assets	$15,293,875	$14,213,054	$14,893,741

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$6,535,532	$6,117,068	$6,524,811
Self-insurance reserves	154,013	130,974	149,387
Accrued payroll	132,965	127,704	107,495
Accrued benefits and withholdings	214,547	174,125	199,593
Income taxes payable	137,142	147,645	6,274
Current portion of operating lease liabilities	425,330	399,245	419,213
Other current liabilities	910,977	791,633	876,732
Total current liabilities	8,510,506	7,888,394	8,283,505

Long-term debt	5,651,821	5,288,632	5,520,932
Operating lease liabilities, less current portion	2,026,668	1,900,200	1,980,705
Deferred income taxes	236,572	321,323	247,599
Other liabilities	225,764	205,703	231,961

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
57,113,515 as of March 31, 2025,
58,982,123 as of March 31, 2024, and
57,482,184 as of December 31, 2024	571	590	575
Additional paid-in capital	1,484,737	1,410,756	1,462,565
Retained deficit	(2,805,929)	(2,849,108)	(2,791,288)
Accumulated other comprehensive (loss) income	(36,835)	46,564	(42,813)
Total shareholders’ deficit	(1,357,456)	(1,391,198)	(1,370,961)

Total liabilities and shareholders’ deficit	$15,293,875	$14,213,054	$14,893,741

Note:  The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2025	2024
Sales	$4,136,924	$3,976,240
Cost of goods sold, including warehouse and distribution expenses	2,015,439	1,942,068
Gross profit	2,121,485	2,034,172

Selling, general and administrative expenses	1,380,019	1,281,691
Operating income	741,466	752,481

Other income (expense):
Interest expense	(57,564)	(57,148)
Interest income	1,664	1,656
Other, net	(1,215)	3,401
Total other expense	(57,115)	(52,091)

Income before income taxes	684,351	700,390
Provision for income taxes	145,866	153,152
Net income	$538,485	$547,238

Earnings per share-basic:
Earnings per share	$9.40	$9.27
Weighted-average common shares outstanding – basic	57,304	59,017

Earnings per share-assuming dilution:
Earnings per share	$9.35	$9.20
Weighted-average common shares outstanding – assuming dilution	57,622	59,454

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	March 31,
	2025	2024
Operating activities:
Net income	$538,485	$547,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	122,224	109,648
Amortization of debt discount and issuance costs	1,851	1,593
Deferred income taxes	(11,159)	2,374
Share-based compensation programs	8,444	7,022
Other	3,191	2,997
Changes in operating assets and liabilities:
Accounts receivable	(37,758)	(36,954)
Inventory	(75,081)	(92,042)
Accounts payable	9,952	6,107
Income taxes payable	138,513	140,025
Other	56,458	16,207
Net cash provided by operating activities	755,120	704,215

Investing activities:
Purchases of property and equipment	(286,951)	(249,240)
Proceeds from sale of property and equipment	1,948	3,853
Other, including acquisitions, net of cash acquired	—	(155,366)
Net cash used in investing activities	(285,003)	(400,753)

Financing activities:
Proceeds from borrowings on revolving credit facility	—	30,000
Net proceeds (payments) of commercial paper	129,288	(310,805)
Payment of debt issuance costs	(3,801)	—
Repurchases of common stock	(559,432)	(270,019)
Net proceeds from issuance of common stock	24,926	57,815
Other	(433)	(569)
Net cash used in financing activities	(409,452)	(493,578)

Effect of exchange rate changes on cash	338	248
Net increase (decrease) in cash and cash equivalents	61,003	(189,868)
Cash and cash equivalents at beginning of the period	130,245	279,132
Cash and cash equivalents at end of the period	$191,248	$89,264

Supplemental disclosures of cash flow information:
Income taxes paid	$16,904	$9,798
Interest paid, net of capitalized interest	39,424	34,671

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		March 31,
Adjusted Debt to EBITDAR:		2025	2024
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$5,651,821	$5,288,632
Add:	Letters of credit	127,264	137,848
	Unamortized discount and debt issuance costs	27,679	28,368
	Six-times rent expense	2,771,640	2,587,056
Adjusted debt		$8,578,404	$8,041,904

GAAP net income		$2,377,927	$2,376,934
Add:	Interest expense	222,964	214,244
	Provision for income taxes	651,098	650,786
	Depreciation and amortization	474,468	424,962
	Share-based compensation expense	30,353	27,098
	Rent expense (i)	461,940	431,176
EBITDAR		$4,218,750	$4,125,200

Adjusted debt to EBITDAR		2.03	1.95

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended March 31, 2025 and 2024 (in thousands):

		For the Twelve Months Ended
		March 31,
		2025	2024
Total lease cost, per ASC 842		$558,415	$510,208
Less:	Variable non-contract operating lease components, related to property taxes and insurance	96,475	79,032
Rent expense		$461,940	$431,176

	March 31,
	2025	2024
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.7
Average inventory per store (in thousands) (2)	$806	$773
Accounts payable to inventory (3)	126.4%	127.3%

		For the Three Months Ended
		March 31,
		2025	2024
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$755,120	$704,215
Less:	Capital expenditures	286,951	249,240
	Excess tax benefit from share-based compensation payments	12,925	16,120
Free cash flow		$455,244	$438,855

	For the Three Months Ended
	March 31,
	2025	2024
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,051,859	$2,003,805
Sales to professional service provider customers	1,998,593	1,875,186
Other sales and sales adjustments	86,472	97,249
Total sales	$4,136,924	$3,976,240

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Store Count:
Beginning domestic store count	6,265	6,095	6,131	5,986
New stores opened	33	36	167	146
Stores closed	—	—	—	(1)
Ending domestic store count	6,298	6,131	6,298	6,131

Beginning Mexico store count	87	62	63	43
New stores opened	6	1	30	20
Ending Mexico store count	93	63	93	63

Beginning Canada store count	26	—	23	—
New stores opened	—	—	3	—
Stores acquired	—	23	—	23
Stores closed	(1)	—	(1)	—
Ending Canada store count	25	23	25	23

Total ending store count	6,416	6,217	6,416	6,217

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Store and Team Member Information:
Total employment	93,419	90,601
Square footage (in thousands) (4)	49,371	47,143
Sales per weighted-average square foot (4)(5)	$82.22	$82.59	$341.85	$341.62
Sales per weighted-average store (in thousands) (4)(6)	$643	$634	$2,650	$2,601

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.